SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RIO TINTO FINANCE (USA) LIMITED	RIO TINTO PLC	RIO TINTO LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Australia	England and Wales	Australia
(State of Incorporation or Organization)	(State of Incorporation or Organization)	(State of Incorporation or Organization)

Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification no)	(I.R.S. Employer Identification no)	(I.R.S. Employer Identification no)

Level 33 120 Collins Street Melbourne, Victoria 3000	2 Eastbourne Terrace London W2 6LG United Kingdom	Level 33 120 Collins Street Melbourne, Victoria 3000
(Address of Principal Executive offices)	(Address of Principal Executive offices)	(Address of Principal Executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

333-151839

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
U.S.$700,000,000 2.500% Notes due 2016 U.S.$1,000,000,000 4.125% Notes due 2021 U.S.$300,000,000 5.200% Notes due 2040	New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated May 17, 2011 (the “Prospectus Supplement”), relating to its U.S.$700,000,000 2.500% Notes due 2016, its U.S.$1,000,000,000 4.125% Notes due 2021 and its U.S. $300,000,000 5.200% Notes due 2040 (collectively, the “Notes”), which are to be registered hereunder, to a prospectus dated May 17, 2011(the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-151839), as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-151839 filed on April 14, 2009 and as further amended by Post Effective Amendment No. 2 to Registration Statement No. 333-151839 filed on May 17, 2011. The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrants’ Securities to be Registered

Reference is made to the information set forth under the headings “Description of Guaranteed Notes” and “United States Federal Income Taxation” in the Prospectus Supplement and under “Description of Guaranteed Debt Securities” and “Taxation” in the Prospectus.

Item 2. Exhibits

The Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the Registrants are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1	Indenture, dated as of July 2, 2001, among Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-151839) filed with the Commission on June 23, 2008).

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated May 20, 2011, setting forth the terms of its U.S.$700,000,000 2.500% Notes due 2016, its U.S.$1,000,000,000 4.125% Notes due 2021 and its U.S$300,000,000 5.200% Notes due 2040.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Rio Tinto Finance (USA) Limited (Registrant)

By:	/s/ Stephen Consedine
	Name:	Stephen John Consedine
	Title:	Company Secretary

Rio Tinto plc (Registrant)

By:	/s/ Adam Westley
	Name:	Adam Westley
	Title:	Deputy Company Secretary

Rio Tinto Limited (Registrant)

By:	/s/ Stephen Consedine
	Name:	Stephen John Consedine
	Title:	Company Secretary

Date: June 2, 2011

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Indenture, dated as of July 2, 2001 among Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-151839) filed with the Commission on June 23, 2008

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated May 20, 2011setting forth the terms of its U.S.$700,000,000 2.500% Note due 2016, its U.S.$1,000,000,000 4.125% Notes due 2021 and its U.S.$300,000,000 5.200% Notes due 2040.

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